State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LUKESMART, INC.", CHANGING ITS NAME FROM "LUKESMART, INC." TO "SUPERDIRECTORIES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 2001, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

3106408 8100

010328018

AUTHENTICATION: 1231700

DATE: 07-09-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/09/2001
010328018 – 3106408

STATE *of* DELEWARE
CERTIFICATE *of* AMENDMENT *of* CERTIFICATE *of* INCORPORATION

First: Pursuant to a written consent of the Board of Directors of LukeSmart, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment states as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be read as follows:

FIRST: The name of the corporation is SuperDirectories, Inc.

Second: That thereafter, a majority of the stockholders of said corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Deleware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

In Witness Wharsof, said LukeSmart, Inc., has caused this certificate to be signed by Luke Lalonde, an Authorized Officer, this 03 day of JULY, 2001

By: ____________________
Title: President
Name: Luke Lalonde

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